Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Services Reports Fourth Quarter

and Full Year 2013 Financial Results

Avon, Conn. — March 3, 2014 — Magellan Health Services, Inc. (NASDAQ: MGLN) today reported financial results for the fourth quarter and full year 2013, as summarized below. For the year ended December 31, 2013, the company reported net revenue of $3.5 billion, segment profit of $259.4 million, and net income of $125.3 million, or $4.53 per diluted common share. Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes income from non-controlling interests held by other parties, as well as stock compensation expense.

Financial Results

	Three Months Ended December 31			Year Ended December 31
(Millions, except per share results)	2013	2012	Increase/ (Decrease)	2013	2012	Increase/ (Decrease)
Revenue	$1,008.2	$830.3	21.4%	$3,546.3	$3,207.4	10.6%
Segment Profit	55.9	77.7	(28.1)%	259.4	267.4	(3.0)%
Net Income	18.5	37.0	(50.0)%	125.3	151.0	(17.0)%
Earnings per Share	0.67	1.32	(49.2)%	4.53	5.42	(16.4)%

As of December 31, 2013, the company had unrestricted cash and investments of $261.4 million.

“Magellan Health Services is a very different company today than it was a year ago,” said Barry M. Smith, chairman and chief executive officer of Magellan Health Services. “While our core businesses continue to perform admirably, we have made significant advancements in our two strategic initiatives. Magellan Complete Care is operational and continues to expand. In addition, we now have a single, integrated and growing pharmacy operation with a complete set of product offerings. The two acquisitions completed last year, Partners Rx and AlphaCare, have given us additional scale, capabilities, and market focus to further these strategies.

“In addition, we’ve implemented changes to our operations and products to ensure that Magellan is nimble, competitive and poised to respond quickly to the changing health care marketplace. We are moving closer to our vision of becoming a growth company.”

Outlook

“Magellan Health Services posted solid financial results during 2013, and the continued progress on our strategic growth initiatives will position us for future success,” said Jonathan N. Rubin, chief financial officer. “Additionally, while we continue to invest in our business, we also returned capital to shareholders through our share repurchase program.

“Relative to 2014, we are maintaining the ranges discussed in our December guidance call for net revenue of $3.6 billion to $3.8 billion, net income of $57 million to $73 million, and segment profit of $215 million to $235 million. We are also maintaining our guidance for cash flow from operations in the range of $181 million to $203 million. Taking into account the impact of share repurchase activity through February 26, 2014, but not considering any potential future share repurchases, our guidance range for fully diluted EPS is estimated to be $2.02 to $2.58 per fully diluted share.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Monday, March 3, 2014. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Fourth Quarter Earnings Call 2013 approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s Investor Relations page at www.MagellanHealth.com.

About Magellan Health Services: Headquartered in Avon, Conn., Magellan Health Services Inc. is a health care management company that focuses on fast-growing, complex and high-cost areas of health care, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third party administrators, and brokers.  As of December 31, 2013, the company served approximately 34.3 million members in our managed healthcare segments and 17.7 million members in our specialty solutions segment. Our pharmacy management segment processed over 69 million adjusted claims on behalf of 0.4 million commercial PBM members, 9.5 million medical pharmacy members and 25 states and the District of Columbia in our PBA business.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2014 net revenue, net income, segment profit, cash flow from operations, earnings per share, growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, the company’s subsequent Quarterly Reports on Form 10-Q filed during 2013 and the company’s Annual Report on Form 10-K for the year ended December 31, 2013, expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013 (1)	2012	2013 (1)
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$742,950	$823,627	$2,857,099	$3,063,049
PBM and dispensing	87,324	184,583	350,298	483,268
Total net revenue	830,274	1,008,210	3,207,397	3,546,317

Costs and expenses:
Cost of care	528,529	605,782	2,071,890	2,232,976
Cost of goods sold	82,859	174,411	328,414	455,601
Direct service costs and other operating expenses (2)	145,016	178,588	557,512	619,546
Depreciation and amortization	15,316	21,224	60,488	71,994
Interest expense	534	809	2,247	3,000
Interest and other income	(400)	(983)	(2,019)	(1,985)
Total costs and expenses	771,854	979,831	3,018,532	3,381,132
Income before income taxes	58,420	28,379	188,865	165,185
Provision for income taxes	21,418	9,888	37,838	39,924
Net income	37,002	18,491	151,027	125,261
Other comprehensive (loss) income (3)	(93)	(21)	115	(58)
Comprehensive income	$36,909	$18,470	$151,142	$125,203

Weighted average number of common shares outstanding — basic	27,505	27,285	27,386	27,054
Weighted average number of common shares outstanding — diluted	28,020	28,008	27,882	27,675

Net income per common share — basic	$1.35	$0.68	$5.51	$4.63
Net income per common share — diluted	$1.32	$0.67	$5.42	$4.53

(1) For a more detailed discussion of Magellan’s results for the year ended December 31, 2013, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on Monday, March 3, 2014, and the live broadcast or taped replay of the Company’s earnings conference call on Monday, March 3, 2014, which will be available at www.MagellanHealth.com.

(2) Includes stock compensation expense of $3,848 and $6,488 for the three months ended December 31, 2012 and 2013, respectively, and $17,783 and $21,252 for the years ended December 31, 2012 and 2013, respectively.

(3) Net of income tax (benefit) provision of $(61) and $(13) for the three months ended December 31, 2012 and 2013, respectively, and $73 and $(38) for the years ended December 31, 2012 and 2013, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2012	2013 (1)

Cash flows from operating activities:
Net income	$151,027	$125,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,488	71,994
Non-cash interest expense	728	736
Non-cash stock compensation expense	17,783	21,252
Non-cash income tax expense (benefits)	17,306	(1,212)
Non-cash amortization on investments	7,193	9,107
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	(40,760)	(2,242)
Accounts receivable, net	(16,411)	(40,804)
Pharmaceutical inventory	(6,160)	(3,882)
Other assets	414	(9,293)
Accounts payable and accrued liabilities	(8,321)	3,593
Medical claims payable and other medical liabilities	31,292	17,866
Tax contingencies	(35,376)	(22,960)
Deferred credits and other long-term liabilities	1,901	10,988
Other	189	2,757
Net cash provided by operating activities	181,293	183,161

Cash flows from investing activities:
Capital expenditures	(69,549)	(64,542)
Acquisitions and investments in businesses, net of cash acquired	—	(107,541)
Purchase of investments	(321,541)	(323,253)
Maturity of investments	281,748	339,428
Other	(1,225)	—
Net cash used in investing activities	(110,567)	(155,908)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	—	(3,001)
Payments to acquire treasury stock	(21,868)	(60,677)
Proceeds from exercise of stock options and warrants	20,486	47,529
Tax benefit from exercise of stock options and vesting of stock awards	990	3,212
Other	(732)	(593)
Net cash used in financing activities	(1,124)	(13,530)

Net increase in cash and cash equivalents	69,602	13,723
Cash and cash equivalents at beginning of period	119,862	189,464
Cash and cash equivalents at end of period	$189,464	$203,187

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 will be filed with the SEC on Monday, March 3, 2014.

(2) Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the year ended December 31, 2012, restricted investments of $16,660 were shifted to restricted cash that resulted in an operating cash flow use, with restricted cash of $29,208 shifted to restricted investments during the year ended December 31, 2013 that resulted in an operating cash flow source.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013 (1)	2012	2013 (1)
	(Unaudited)	(Unaudited)

Managed care and other revenue
- Commercial	$193,048	$188,811	$728,512	$766,841
- Public Sector	414,586	491,194	1,620,875	1,757,933
- Specialty Solutions	95,324	98,700	349,133	375,818
- Pharmacy Management (2)	55,823	62,613	227,669	228,705
- Elimination (2)	(15,831)	(17,691)	(69,090)	(66,248)
Total managed care and other revenue	742,950	823,627	2,857,099	3,063,049

PBM and dispensing revenue - Pharmacy Management	87,324	184,583	350,298	483,268

Cost of care
- Commercial	113,526	114,958	437,518	469,478
- Public Sector (2)	354,936	427,329	1,413,320	1,523,023
- Specialty Solutions	62,019	65,284	228,383	247,496
- Pharmacy Management	13,879	15,902	61,759	59,227
- Elimination (2)	(15,831)	(17,691)	(69,090)	(66,248)
Total cost of care	528,529	605,782	2,071,890	2,232,976

Cost of goods sold - Pharmacy Management	82,859	174,411	328,414	455,601

Direct service costs and other operating expenses
- Commercial	44,210	42,668	172,035	172,491
- Public Sector	22,279	40,416	89,129	122,819
- Specialty Solutions	14,305	16,110	55,418	57,334
- Pharmacy Management	28,061	35,211	111,593	128,427
- Corporate	36,161	44,183	129,337	138,475
Total direct service costs and other operating expenses	145,016	178,588	557,512	619,546

Stock compensation expense (3)
- Commercial	298	(113)	(532)	(503)
- Public Sector	(276)	(205)	(1,111)	(1,038)
- Specialty Solutions	(388)	(355)	(1,567)	(1,630)
- Pharmacy Management	(303)	(274)	(1,007)	(1,172)
- Corporate	(3,179)	(5,541)	(13,566)	(16,909)
Total stock compensation expense	(3,848)	(6,488)	(17,783)	(21,252)

Segment profit (loss)
- Commercial	35,014	31,298	119,491	125,375
- Public Sector	37,647	23,654	119,537	113,129
- Specialty Solutions	19,388	17,661	66,899	72,618
- Pharmacy Management	18,651	21,946	77,208	69,890
- Corporate and Elimination	(32,982)	(38,642)	(115,771)	(121,566)
Total segment profit	$77,718	$55,917	$267,364	$259,446

Reconciliation of segment profit to income before income taxes:
Segment profit	$77,718	$55,917	$267,364	$259,446
Stock compensation expense	(3,848)	(6,488)	(17,783)	(21,252)
Depreciation and amortization	(15,316)	(21,224)	(60,488)	(71,994)
Interest expense	(534)	(809)	(2,247)	(3,000)
Interest and other income	400	983	2,019	1,985
Income before income taxes	$58,420	$28,379	$188,865	$165,185

(1) The Company’s Form 10-K for the year ended December 31, 2013 will be filed with the SEC on Monday, March 3, 2014.

(2) Public Sector subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Public Sector’s customers. As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3) Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.